Exhibit No. EX-99.e.1.B

                           THIRD AMENDED AND RESTATED
                                   SCHEDULE A
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                 BY AND BETWEEN
                                 UMB SCOUT FUNDS
                                       AND
                         UMB DISTRIBUTION SERVICES, LLC

                                  NAME OF FUNDS
                                  -------------

UMB Scout Stock Fund
UMB Scout Growth Fund
UMD Scout Mid Cap Fund*
UMB Scout Small Cap Fund
UMB Scout International Fund
UMB Scout Bond Fund
UMB Scout Money Market Fund - Federal Portfolio
UMB Scout Money Market Fund - Prime Portfolio
UMB Scout Tax-Free Money Market Fund

* effective as of October 28, 2006 or, if later, the date the UMB Scout Mid Cap Fund commences operations

      The undersigned, intending to be legally bound, hereby execute this Third Amended and Restated Schedule A to the Distribution Agreement dated May 19, 2001, and executed by and between UMB Scout Funds and UMB Distribution Services, LLC (formerly known as Sunstone Distribution Services, LLC), to be effective as of the 28th day of October, 2006.


UMB DISTRIBUTION SERVICES, INC.            UMB SCOUT FUNDS


By:                                        By:
   ----------------------------------         ----------------------------------

Title:                                     Title:
      -------------------------------            -------------------------------